EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                           UNITY WIRELESS CORPORATION
                 (a Delaware corporation hereinafter called the
              "Corporation") (As adopted by the Board of Directors
                    on May 11, 2004; Effective May 11, 2004)

                                Article 1--Office
                                -----------------

      Section 1.1. Office. The office of the Corporation shall be located at such address as the Board of Directors shall fix.

                         Article 2--Shareholder Meetings
                         -------------------------------

      Section 2.1. Place of Meetings. Meetings of shareholders may be held at any place, either within or without the State of Delaware designated by the Board of Directors.

      Section 2.2. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held on such date, and at such place, as shall be fixed by the Board of Directors.

      Section 2.3. Special Meetings. Shareholders are not permitted to call a special meeting of shareholders or to require the Board of Directors or officers of the Corporation to call such a special meeting. A special meeting of shareholders may only be called by a majority of the Board of Directors or by the Executive Chairman or Chief Executive Officer. The business permitted to be conducted at a special meeting of shareholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors.

      Section 2.4. Quorum. The holders of a majority of the shares entitled to vote thereat (whether present in person, by proxy or by voting agreement) shall constitute a quorum at a meeting of shareholders for the transaction of any business.

      Section 2.5. Organization. Meetings of shareholders shall be presided over by the Chief Executive Officer, if any, or in his or her absence (or election not to preside) by the Executive Chairman, if any, or in his or her absence (or election not to preside) by the Vice Executive Chairman, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence (or election not to so act) the chairman of the meeting may appoint any person to act as secretary of the meeting.

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      Section 2.6. Conduct of Meetings. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      Section 2.7. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors; provided, however, that the following procedures shall not apply to the nomination of persons for election as directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee appointed by the Board of Directors or by any common shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.7. Such nominations, other than those made by or at the direction of the Board of Directors or by any committee appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder and (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation by the holders of Common Stock of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.


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      Section 2.8. Advance Notification of Business to be Transacted at
Shareholder Meetings. To be properly brought before the annual or any special meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors or any committee appointed by the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before any annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.


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      No business shall be conducted at the annual or any special meeting of shareholders unless it is properly brought before the meeting in accordance with the procedures set forth in this Section 2.8, provided, however, that nothing in this Section 2.8 shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with the procedures set forth in this Section 2.8. The chairman of the Corporation presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.8 and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      Section 2.9. Compliance with Securities and Exchange Act of 1934. Notwithstanding any other provision of these By-laws, the Corporation shall be under no obligation to include any shareholder proposal in its proxy statement materials or otherwise present any such proposal to shareholders at a special or annual meeting of shareholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to shareholders any shareholder proposal not required to be included in its proxy material to shareholders in accordance with such Act, rules, or regulations.

      Section 2.10. Ballots. The vote upon any question before any shareholders' meeting need not be by ballot.

                              Article 3-- Directors
                              ---------------------

      Section 3.1. Number of Directors. The number of directors which shall constitute the entire Board shall be as set by the Board of Directors from time to time. No reduction in the number of directors constituting the entire Board of Directors shall have the effect of removing any director before that director's term of office expires.

      Section 3.2. Term. Each director, including a director elected to fill a vacancy, shall hold office for a term that extends to the next annual meeting of shareholders and until his successor has been elected and has qualified.


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      Section 3.3. Quorum of Directors. At all meetings of the Board of
Directors, a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business.

      Section 3.4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the Executive Chairman, the Vice Executive Chairman, or the Secretary or by resolution of the Board of Directors. Unless waived, notice of the time and place of special meetings shall be delivered to each director either (i) personally (either orally or in writing), (ii) by telephone, (iii) by telex, telecopy or other facsimile transmission, (iv) by e-mail, or (v) by first-class mail, postage prepaid, addressed to a director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting (ten days in the case of a director whose address as shown on the records of the Corporation is outside of the United States of America). If the notice to a director is delivered in any other manner it shall be delivered (which shall for this purpose mean received by the director) at least 24 hours before the time of the holding of the meeting. If a meeting is adjourned to another time or place, no additional notice shall be required to be given with respect to such adjourned meeting if the time and place of such adjourned meeting is announced at the meeting at which the adjournment is taken.

      Section 3.5. Organization. Meetings of the Board of Directors shall be presided over by the Chairman, if any or in his or her absence by the Vice Chairman, if any or in the absence of the foregoing persons by a chairman chosen at the meeting.

      Section 3.6. Unanimous Written consent in Place of Meeting. An action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all the members of the Board or committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action.

      Section 3.7. Meetings by Conference Telephone or Similar Device. Any meeting of the Board or a committee thereof may be conducted by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


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                               Article 4--Officers
                               -------------------

      Section 4.1. Executive Officers. The executive officers of the Corporation shall be a Chief Executive Officer, a President, an Executive Chairman, a Secretary, a Treasurer, and such number of Vice Executive Chairmen, Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, if any, as the Board of Directors may from time to time determine. Any officer may, but no officer need, be chosen from among the Board of Directors.

      Section 4.2. Power and Duty of Officers. The Chief Executive Officer of the Corporation shall have such powers in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to such office. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect.

      Section 4.3. The other officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors or delegated to them by the Chief Executive Officer and, to the extent not so provided or delegated, as generally pertain to their respective offices, subject to the control of the Board of Directors and the Chief Executive Officer. Without limiting the foregoing, the Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

                            Article 5--Miscellaneous
                            ------------------------

      Section 5.1. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, and, in the case of a waiver of notice of a meeting, whether or not the business to be transacted at or the purposes of such meeting is set forth in such waiver, shall be deemed equivalent thereto. The attendance of any person at any meeting, in person or, in the case of the meeting of stockholders, by proxy, shall constitute a waiver of notice of such meeting except where such person attends such meeting for the express purpose of objecting at the beginning of such meeting to the transaction of any business on the grounds that such meeting is not duly called or convened.

      Section 5.2. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

      Section 5.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.


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      Section 5.4. Indemnification of Directors and Officers. The Corporation
shall indemnify its directors and officers to the fullest extent permitted by law.

      Section 5.5. Entire Board. As used in these By-Laws, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the Board of Directors.

      Section 5.7. Amendments. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of this corporation.

      Section 5.8. Section Headings. The headings of the Articles and Sections of these By-Laws are inserted for convenience of reference only and shall not be deemed to be part thereof or used in the construction or interpretation thereof.


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